Exhibit 99.1

FORM OF INSTRUCTIONS FOR COMPLETION OF ALON USA ENERGY, INC.
RIGHTS CERTIFICATES

Consult the Information Agent or your Bank, Broker or Other Nominee as to any Questions

The following instructions relate to a rights offering by Alon USA Energy, Inc., a Delaware corporation (the “Company”), to the holders of its common stock, as of the close of business, New York City time, on          , 2010 (the “record date”), as described in the Company’s prospectus dated          , 2010 (the “Prospectus”).

The Company will distribute to stockholders of record of its common stock, par value $0.01 per share, as of the close of business on the record date, at no charge, one subscription right for every 13.55 shares of the Company’s common stock they hold on the record date. Each subscription right will entitle its holder to purchase one share of the Company’s 8.75% Series A Convertible Preferred Stock (the “Series A Preferred Stock”) at an exercise price of $10 per share, payable in cash. The shares of Series A Preferred Stock will initially be convertible into shares of the Company’s common stock at a conversion rate of 1.344 shares of common stock per share of Series A Preferred Stock, which is equivalent to a conversion price of $7.44 per share, subject to adjustment upon the occurrence of certain events.

The number of subscription rights to which you are entitled is printed on the face of your rights certificate. You should indicate your wishes with regard to the exercise of your subscription rights by completing, executing and returning to The Bank of New York Mellon, which is acting as the Company’s subscription agent, your rights certificate in the envelope provided. You should ensure that you complete the form on your rights certificate.

YOUR RIGHTS CERTIFICATE, OR NOTICE OF GUARANTEED DELIVERY, AND PAYMENT OF THE EXERCISE PRICE MUST BE RECEIVED BY THE SUBSCRIPTION AGENT PRIOR TO 6:00 P.M., NEW YORK CITY TIME, ON          , 2010, UNLESS THE TIME PERIOD FOR EXERCISING THE SUBSCRIPTION RIGHTS IS EXTENDED BY THE COMPANY. THE SUBSCRIPTION RIGHTS EXPIRE, IF NOT PREVIOUSLY EXERCISED, AT 6:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. AFTER THE EXPIRATION DATE, UNEXERCISED SUBSCRIPTION RIGHTS WILL BE NULL AND VOID. THE COMPANY WILL NOT BE OBLIGATED TO HONOR ANY PURPORTED EXERCISE OF SUBSCRIPTION RIGHTS RECEIVED BY THE SUBSCRIPTION AGENT AFTER THE EXPIRATION DATE, REGARDLESS OF WHEN THE DOCUMENTS RELATING TO SUCH EXERCISE WERE SENT, EXCEPT PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES DESCRIBED BELOW.

The Company anticipates that the subscription rights will be eligible to trade on the New York Stock Exchange under the symbol “ALJ [RT].”

If you have any questions about or require assistance regarding the procedure for exercising your subscription rights, including the procedure if you have lost your rights certificate or would like additional copies of the Prospectus, please contact The Bank of New York Mellon, which is acting as the Company’s information agent, at [ • ].

1.	SUBSCRIPTION RIGHTS

Each basic subscription right allows the holder thereof to purchase one share of Series A Preferred Stock at an exercise price of $10 per share. Fractional subscription rights or cash in lieu of fractional subscription rights will not be issued in the rights offering. Fractional subscription rights will be rounded to the nearest whole number.

In addition, each rights holder who exercises his basic subscription right in full will be eligible to subscribe to purchase, at the same price per share, any shares of Series A Preferred Stock that are not purchased by other holders of subscription rights under their basic subscription rights as of the expiration time. If sufficient shares of Series A Preferred Stock are available, the Company will seek to honor your over-subscription request in full. If, however, over-subscription requests exceed the number of shares of Series A Preferred Stock available in the rights offering, the Company will allocate the available shares of Series A Preferred Stock pro rata among each stockholder exercising the over-subscription right in proportion to the number of shares of common stock owned by such stockholder on the record date, relative to the number of shares of common stock owned on the record date by all stockholders exercising the over-subscription right. If this pro rata allocation results in any stockholder receiving a greater number of shares of Series A Preferred Stock than the stockholder subscribed for pursuant to the exercise of the over-subscription right, then such stockholder will be allocated only that number of shares for which the stockholder over-subscribed, and the remaining shares of Series A

Preferred Stock will be allocated among all other stockholders exercising the over-subscription right on the same pro rata basis described above. The proration process will be repeated until all shares of Series A Preferred Stock have been allocated or all over-subscription requests have been satisfied. The over-subscription right must be exercised, if at all, concurrently with the basic subscription right prior to the expiration time. See “The Rights Offering — Over-Subscription Rights” in the Prospectus.

The number of subscription rights to which you are entitled is printed on the face of your rights certificate. You should indicate your wishes with regard to the exercise of your subscription rights by completing the appropriate sections of your rights certificate and returning the certificate to the subscription agent in the envelope provided pursuant to the procedures described in the Prospectus and in these instructions at the following address:

By Mail: The Bank of New York Mellon c/o BNY Mellon Shareowner Services Attn: Corporate Action Dept., 27th Floor P.O. Box [ • ] South Hackensack, NJ 07606	By Hand Delivery or Overnight Courier: The Bank of New York Mellon c/o BNY Mellon Shareowner Services Attn: Corporate Action Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

2.	EXERCISING YOUR SUBSCRIPTION RIGHTS AND PAYING FOR YOUR SHARES

You may exercise your subscription rights by properly completing and signing your rights certificate.

You must deliver your rights certificate to the subscription agent. The address of the subscription agent is set forth above and on your rights certificate. THE SUBSCRIPTION AGENT WILL NOT ACCEPT A FACSIMILE TRANSMISSION OF YOUR COMPLETED RIGHTS CERTIFICATE.

The delivery of your rights certificate must be accompanied by full payment of the exercise price for each share of Series A Preferred Stock you wish to purchase pursuant to your basic subscription right and over-subscription right. Your payment of the exercise price must be made in U.S. dollars for the full number of shares of Series A Preferred Stock you are purchasing pursuant to the exercise of your subscription rights by:

•	certified check drawn upon a U.S. bank payable to the subscription agent;

•	cashier’s check drawn upon a U.S. bank or express money order payable to the subscription agent; or

•	wire transfer of funds to the account maintained by the subscription agent for the purpose of the rights offering at: [ • ]

To confirm receipt of your wire transfer, you may call the subscription agent at [ • ]. You may also wish to send to the subscription agent by facsimile transmission at [ • ] a confirmation of your wiring instructions to alert the subscription agent to your incoming wire transfer.

THE SUBSCRIPTION AGENT WILL NOT ACCEPT NON-CERTIFIED CHECKS DRAWN ON PERSONAL OR BUSINESS ACCOUNTS. THE SUBSCRIPTION AGENT WILL ACCEPT PAYMENT ONLY BY CERTIFIED CHECK, CASHIER’S CHECK, EXPRESS MONEY ORDER OR WIRE TRANSFER OF FUNDS.

If you wish to exercise your subscription rights, but you do not have sufficient time to deliver the rights certificate evidencing your subscription rights to the subscription agent prior to the expiration of the rights offering, you may exercise your subscription rights by the following guaranteed delivery procedures:

•	deliver to the subscription agent prior to the expiration of the rights offering the exercise price payment for each share of Series A Preferred Stock you elected to purchase pursuant to the exercise of subscription rights in the manner set forth above;

•	deliver to the subscription agent prior to the expiration of the rights offering the form entitled “Notice of Guaranteed Delivery,” substantially in the form provided with these instructions; and

•	deliver the properly completed rights certificate evidencing your subscription rights being exercised and the related nominee holder certification, if applicable, with any required signatures guaranteed, to the subscription agent within three (3) business days following the date you submit your Notice of Guaranteed Delivery.

Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with these instructions. Your Notice of Guaranteed Delivery must include a signature guarantee from an eligible institution, acceptable to the subscription agent.

You should deliver your rights certificate, payment of the exercise price (unless you decide to wire your payment) and any notices of guaranteed delivery to the subscription agent by mail, hand delivery or overnight courier to the address set forth above.

Payment of the exercise price by wire transfer may be made as provided above.

Brokers, banks and other nominee rights holders who exercise the basic subscription rights and the over-subscription rights on behalf of beneficial owners of the subscription rights will be required to certify to the subscription agent and the Company, in connection with the exercise of the over-subscription rights, as to the aggregate number of subscription rights that have been exercised and the number of shares of Series A Preferred Stock that are being subscribed for pursuant to the over-subscription right, by each beneficial owner of subscription rights (including such nominee itself) on whose behalf such nominee holder is acting.

If you have questions about whether your completed rights certificate or payment has been received, you may call the subscription agent at [ • ].

Your delivery to an address other than the address set forth above or by any method other than as set forth above will not constitute valid delivery.

3.	METHOD OF DELIVERY OF YOUR RIGHTS CERTIFICATE TO THE SUBSCRIPTION AGENT

You are responsible for the method of delivery of your rights certificate. The Company recommends that you send your rights certificate by overnight courier, or if you send your rights certificate by mail, the Company recommends that you send it by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery of your rights certificate to the subscription agent prior to the expiration of the rights offering.

4.	TRANSFERABILITY OF SUBSCRIPTION RIGHTS

You may transfer your subscription rights. The subscription rights are transferable from the commencement of the rights offering until 4:00 p.m., New York City time, on          , 2010, the last business day prior to the scheduled expiration date of the rights offering, which may be extended by the Company in its sole discretion. You may try to sell your subscription rights through normal investment channels. The Company anticipates that the subscription rights will be eligible to trade on the New York Stock Exchange, under the symbol “ALJ [RT].” The subscription rights are a new issue of securities, however, and do not have an established trading market. The Company cannot give you any assurance that a market for the subscription rights will develop or, if a market does develop, as to how long it will continue or at what prices the subscription rights will trade. Therefore, the Company cannot assure you that you will be able to sell any of your subscription rights or as to the value you may receive in a sale.

5.	METHOD OF TRANSFERRING SUBSCRIPTION RIGHTS

You may transfer the subscription rights evidenced by a single rights certificate by completing Box 4 and Box 5, Section II of your rights certificate. A portion of the subscription rights evidenced by a single rights certificate representing full and not any fractional subscription rights may be transferred by delivering to the subscription agent a rights certificate properly endorsed for transfer, with instructions to register that portion of the subscription rights indicated in the name of the transferee and to issue a new rights certificate to the transferee evidencing the transferred subscription rights.

If you wish to transfer all or a portion of your subscription rights, you should allow a sufficient amount of time prior to the expiration of the rights offering for the transfer instructions to be received and processed by the subscription agent and the subscription rights evidenced by the new rights certificates to be exercised or sold by the recipients of the rights certificates. The required time will depend upon the method by which delivery of the rights certificates and payment is made and the number of transactions you instruct the subscription agent to effect. PLEASE BEAR IN MIND THAT THE RIGHTS OFFERING PERIOD IS LIMITED. Neither the Company nor the subscription agent shall have any liability to a transferee or you if rights certificates or any other required documents are not received in time for exercise or sale prior to the expiration of the rights offering.

A new rights certificate will be issued to you upon the partial sale of subscription rights. However, unless you make other arrangements with the subscription agent, you must pick up your new rights certificate representing your unused subscription rights at the subscription agent’s address set forth above.

All commissions, fees and other expenses, including brokerage commissions and transfer taxes, incurred in connection with the purchase, sale or exercise of subscription rights will be for your account, and none of these commissions, fees or expenses will be paid by the Company or the subscription agent.

6.	SALE OF SUBSCRIPTION RIGHTS THROUGH THE SUBSCRIPTION AGENT

If you hold your subscription rights in your own name, you may seek to sell or transfer your subscription rights through the subscription agent. If you wish to have the subscription agent seek to sell your subscription rights, you must check the applicable box in Box 4 and Box 5, Section II of your rights certificate and deliver your rights certificate to the subscription agent. If you want the subscription agent to seek to sell only a portion of your subscription rights, you must include instructions setting forth what you would like done.

If the subscription agent sells subscription rights for you, it will send you a check for the net proceeds from the sale of any of your subscription rights as soon as practicable after the expiration of the rights offering. If your subscription rights can be sold, the sale will be deemed to have been made at the weighted average net sale price of all subscription rights sold by the subscription agent regardless of the price actually received by the subscription agent for the sale of your subscription rights. The subscription agent will charge a transaction fee of $[ • ] per sale transaction for each holder of subscription rights whose subscription rights are sold in that transaction and any applicable taxes, regardless of the number of subscription rights sold in that transaction. The aggregate fees charged by the subscription agent for selling subscription rights will be deducted from the aggregate sale price for all such subscription rights in determining the weighted average net sale price of all such subscription rights. Neither the Company nor the subscription agent can give you any assurance that the subscription agent will be able to sell your subscription rights.

The subscription agent must have received your properly executed rights certificate and appropriate instructions before 6:00 p.m., New York City time, on          , 2010, the fifth business days before the expiration date of the rights offering, which may be extended by the Company in its sole discretion. If less than all sales orders received by the subscription agent are filled, it will prorate the sales proceeds among you and the other holders of subscription rights based on the number of subscription rights that each holder has instructed the subscription agent to sell, regardless of when the instructions are received by it. The subscription agent is required to sell your subscription rights only if it is able to find buyers. If the subscription agent cannot sell your subscription rights by 4:00 p.m., New York City time, on          , 2010, the third business day prior to the expiration date of the rights offering, which may be extended by the Company in its sole discretion, the subscription agent will return your rights certificate to you by overnight delivery.

7.	NO WITHDRAWAL OF EXERCISE OF SUBSCRIPTION RIGHTS

Unless the Company’s board of directors cancels or terminates the rights offering, all exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights. You should not exercise your subscription rights unless you are certain that you wish to purchase shares of Series A Preferred Stock at an exercise price of $10 per share.

8.	EXECUTION OF RIGHTS CERTIFICATE

(a) Execution by Registered Holder.  The signature on the rights certificate must correspond with the name or names of the registered holder(s) exactly as it appears on the face of the rights certificate, in every particular, without any alteration or enlargement, or any change whatsoever. In the case of joint registered holders, each person must sign the rights certificate in accordance with the foregoing. If you sign the rights certificate in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other fiduciary or representative, you must indicate the capacity in which you are signing when you sign and, if requested by the subscription agent in its sole and absolute discretion, you must present to the subscription agent satisfactory evidence of your authority to sign in that capacity.

(b) Signature Guarantees.  If you are neither a registered holder (or signing in a representative or other fiduciary capacity on behalf of a registered holder) nor an eligible institution, your signature must be guaranteed by such an eligible institution.

An “eligible institution” is a “financial institution,” which term includes most commercial banks, savings and loan associations and brokerage houses, that is a participant in any of the following: (i) the Securities Transfer Agents Medallion Program; (ii) the New York Stock Exchange, Inc. Medallion Signature Program; or (iii) the Stock Exchanges Medallion Program.

9.	PROCEDURES FOR DTC PARTICIPANTS

If your subscription rights are held of record through the Depository Trust Company, or DTC, you may exercise your subscription rights for each beneficial holder by instructing DTC, or having your broker instruct DTC, to transfer your subscription rights from your account to the account of the subscription agent, together with certification as to the aggregate number of basic subscription rights and over-subscription rights you are exercising and the price for each share of Series A Preferred Stock you purchased pursuant to your exercise of you subscription rights.

10.	ISSUANCE OF THE COMPANY’S SERIES A PREFERRED STOCK

If you properly exercise your subscription rights, you will be deemed to own the shares of Series A Preferred Stock immediately after the expiration of the rights offering. The Company will issue a Direct Registration System book-entry statement representing the shares of Series A Preferred Stock to you or DTC on your behalf, as the case may be, promptly after the completion of the rights offering and after all pro rata allocations and adjustments have been completed. The Company has the discretion to delay distribution of any shares you may elect to purchase by exercise of subscription rights if necessary to comply with state or foreign securities laws. No interest will be paid to you on the funds you deposit with the subscription agent.

11.	TAXPAYER IDENTIFICATION NUMBER

If you elect to exercise the subscription rights, you should provide the subscription agent with a correct Taxpayer Identification Number on the rights certificate. Failure to provide such information may subject you to a $50 penalty and to federal income tax backup withholding with respect to dividends that may be paid by the Company on shares of Series A Preferred Stock purchased upon the exercise of subscription rights (for those holders exercising subscription rights). See (a) the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 attached hereto as Exhibit A, and (b) the Notice of Important Tax Information attached hereto as Exhibit B.

12.	IRREGULARITIES

The Company will decide all questions concerning the timeliness, validity, form and eligibility of your exercise of your subscription rights and the Company’s determinations will be final and binding. The Company, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within the time period as it may determine. The Company may reject the exercise of any of your subscription rights because of any defect or irregularity in the exercise, and the Company may accept your exercise only to the extent of the payment received if you or your broker, bank or other nominee sends an incorrect payment amount. The Company will not receive or accept any exercise of subscription rights until all irregularities have been waived by it or cured by you by the time that the Company decides, in its sole discretion.

Neither the Company nor the subscription agent will be under any duty to notify you of any defect or irregularity in connection with the submission of your rights certificate, and neither the Company nor the subscription agent will be liable for failure to notify you of any defect or irregularity. The Company reserves the right to reject your exercise of subscription rights if it is not in accordance with the terms of the rights offering or in proper form. The Company and the subscription agent will also not accept your exercise of subscription rights if the Company and the subscription agent believe, in their sole discretion, that the issuance of shares of Series A Preferred Stock to you could be deemed unlawful under applicable law or is materially burdensome to them.

Exhibit A

Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payer — Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

Give the name and
SOCIAL SECURITY
For this type of account:		number of —
1.	An individual’s account	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(l)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
4.	a. The usual revocable savings trust (grantor is also trustee)	a. The grantor-trustee(1)
	b. So-called trust account that is not a legal or valid trust under State law	b. The actual owner(1)
5.	Sole proprietorship or single-owner LLC account	The owner(3)

Give the EMPLOYER
IDENTIFICATION
For this type of account:		number of —
6.	A valid trust, estate or pension trust	The legal entity(4)
7.	Corporate or LLC electing corporate status on form 8832 account	The corporation
8.	Partnership or multi-member LLC account held in the name of the business	The partnership
9.	Association, club or other tax-exempt organization	The organization
10.	A broker or registered nominee	The broker or nominee
11.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish.
(2)	Circle the minor’s name and furnish the minor’s Social Security number.
(3)	You must show your individual name and you may also enter your business or “doing business as” name.
You may use either your Social Security number or EIN (if you have one), but the IRS encourages you to use your social security number.
(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note:	If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W•9

Obtaining a Number

If you do not have a taxpayer identification number (“TIN”) you should apply for one immediately. You may obtain Form SS-5, Application for a Social Security Card, at the local office of the Social Security Administration. You may obtain Form SS-4, Application for Employer Identification Number, or Form W-7, Application for IRS Individual Taxpayer Identification Number, from the Internal Revenue Service by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS’s Internet website at www.irs.gov. If you do not have a TIN, write “Applied For” in the space for the TIN.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on all dividend and interest payments and on broker transactions include the following:

•	An organization exempt from tax under Section 501(a), or an individual retirement account, or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

•	The United States or any agency or instrumentality thereof.

•	A state, the District of Columbia, a possession of the United States, or any subdivisions or instrumentality thereof.

•	An international organization or any agency or instrumentality thereof.

•	A foreign government or any political subdivision, agency or instrumentality thereof.

Other payees that may be exempt from backup withholding include the following:

•	A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

•	A corporation.

•	A financial institution.

•	A real estate investment trust.

•	A common trust fund operated by a bank under Section 584(a).

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A foreign central bank of issue.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Securities, Inc., Nominee List.

•	A trust exempt from tax under Section 664 (charitable remainder trust) or non-exempt trust described in Section 4947.

Certain other payees may be exempt from either dividend and interest payments or broker transactions. You should consult your tax advisor to determine whether you might be exempt from backup withholding. Exempt payees described above should file the substitute Form W-9 to avoid possible erroneous backup withholding. Complete the substitute Form W-9 as follows:

ENTER YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ACROSS THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN THE FORM TO THE PAYER.

IF YOU ARE A NONRESIDENT ALIEN OR FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, GIVE THE PAYER THE APPROPRIATE COMPLETED FORM W-8.

Privacy Act Notices — Section 6109 requires you to provide your correct taxpayer identification number to payers who must report the payments to the IRS. The IRS uses the number for identification purposes and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number — If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding — If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a $500 penalty.

(3) Criminal Penalty for Falsifying Information — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

Exhibit B

Notice of Important Tax Information

NOTICE OF IMPORTANT TAX INFORMATION

Under the U.S. Federal income tax law, dividend payments that may be made by Alon USA Energy, Inc. (the “Company”) on shares of Series A Preferred Stock issued upon the exercise of subscription rights, or on shares of common stock issued upon conversion of the Series A Preferred Stock, may be subject to backup withholding, and each holder of rights who exercises subscription rights should either (a) provide the subscription agent (as the Company’s agent, in respect of exercised subscription rights) with his, her or its correct taxpayer identification number (“TIN”) on the rights certificate, certifying that (i) he, she or it is a “United States person” (as defined in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the TIN provided is correct (or that such U.S. Holder is awaiting a TIN) and (iii) that the U.S. Holder is exempt from backup withholding because (A) the holder has not been notified by the Internal Revenue Service (the “IRS”) that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or (B) the IRS has notified the U.S. Holder that he, she or it is no longer subject to backup withholding or (b) otherwise establish an exemption. If you do not provide your TIN to the subscription agent, backup withholding may begin and continue until you furnish your TIN. If you do not provide the subscription agent with the correct TIN or an adequate basis for exemption, you may be subject to a $50 penalty imposed by the IRS, and any payments made to the holder of rights may be subject to backup withholding at a rate of 28% (until December 31, 2010, at which time the rate may change). If withholding results in an overpayment of taxes, a refund may be obtained.

To prevent backup withholding, foreign holders should (a) submit a properly completed IRS Form W-8BEN to the exchange agent, certifying under penalties of perjury to the holder’s foreign status or (b) otherwise establish an exemption. IRS Forms W-8BEN may be obtained from the subscription agent.

Certain holders (including, among others, corporations and certain foreign individuals) are exempt recipients not subject to these backup withholding requirements. See the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 attached as Exhibit A to the Instructions for Completion of Alon USA Energy, Inc. Rights Certificates. To avoid possible erroneous backup withholding, exempt U.S. Holders, while not required to file provide the TIN on the rights certificate, should complete Box 5 and check the “Exempt” box on its face.

For the purposes of these instructions, a “U.S. Holder” is (a) an individual who is a citizen or resident alien of the United States, (b) a corporation (including an entity taxable as a corporation) or partnership created under the laws of the United States or of any political subdivision thereof, (c) an estate the income of which is subject to U.S. federal income tax regardless of its source or (d) a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

See the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 attached as Exhibit A to the Instructions for Completion of Alon USA Energy, Inc. Rights Certificates for additional information and instructions.